Exhibit 99.1

POWER SOLUTIONS INTERNATIONAL ANNOUNCES RECEIPT OF

ADDITIONAL NOTICE FROM NASDAQ AND ACCEPTANCE OF ITS

ORIGINAL PLAN TO REGAIN COMPLIANCE

Wood Dale, IL – November 17, 2016 — Power Solutions International, Inc. (“the Company”) (Nasdaq: PSIX), a leader in the design, engineer and manufacture of emissions-certified, alternative-fuel power systems, announced that, as expected, it received an additional notice from The Nasdaq Stock Market (“Nasdaq”) on November 11, 2016, stating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) because it did not timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 with the Securities and Exchange Commission.

As a result of this additional notice, the Company is required to submit an update to the plan originally submitted to regain compliance with respect to the filing requirement associated with its Quarterly report on Form 10-Q for the quarter ended June 30, 2016. The Company’s original plan to regain compliance with Nasdaq listing rules, which permits the continued listing of the Company’s stock on Nasdaq, was accepted by Nasdaq on November 7, 2016. The acceptance granted the Company an exception to listing rules to file its Form 10-Q for the quarterly period ended June 30, 2016 on or before February 6, 2017. The Company plans to submit an update of its plan of compliance to Nasdaq no later than November 28, 2016, as requested by Nasdaq.

As previously announced, the Audit Committee and the professionals engaged by it are working diligently with management to complete the independent review necessary for the Company to finalize its financial statements for the quarters ended June 30, 2016 and September 30, 2016.

About Power Solutions International, Inc.

Power Solutions International, Inc. (PSI or the Company) is a leader in the design, engineer and manufacture of emissions-certified, alternative-fuel power systems. PSI provides integrated turnkey solutions to leading global original equipment manufacturers in the industrial and on-road markets. The Company’s unique in-house design, prototyping, engineering and testing capacities allow PSI to customize clean, high-performance engines that run on a wide variety of fuels, including natural gas, propane, biogas, gasoline and diesel.

PSI develops and delivers complete industrial power systems that are used worldwide in stationary and mobile power generation applications supporting standby, prime, and Co-generation power (CHP) applications; mobile industrial applications that include forklifts, aerial lifts, industrial sweepers, aircraft ground support, arbor, agricultural and construction equipment. In addition, PSI develops and delivers power systems purpose built for the Class 3 through Class 7 medium duty trucks and buses for the North American and Asian markets. For more information on PSI, visit www.psiengines.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements are covered by the “Safe Harbor for Forward-Looking Statements” provided by the Private Securities Litigation Reform Act of 1995. The Company has tried to identify these forward looking statements by using words such as “expect,” “contemplate,” “anticipate,” “estimate,” “plan,” “will,” “would,” “should,” “forecast,” “believe,” “outlook,” “guidance,” “projection,” “target” or similar expressions, but these words are not the exclusive means for identifying such statements. The Company cautions that a number of risks, uncertainties and other factors could cause the Company’s actual results to differ materially from those expressed in, or implied by, the forward-looking statements, including, without limitation, the continued development and expansion of the market for alternative-fuel power systems; technological and other risks relating to the Company’s development of its 8.8 and 4.3 liter engines, introduction of other new products and entry into on-road markets (including the risk that these initiatives may not be successful); the timing of new products; the Company’s ability to integrate acquisitions into the business of the Company successfully and the amount of time and expense spent and incurred in connection with the integration; the risk that the economic benefits, cost savings and other synergies that the Company originally anticipated as a result of acquisitions are not fully realized or take longer to realize than expected; the significant strain on the Company’s senior management team, support teams, manufacturing lines, information technology platforms and other resources resulting from rapid expansion of the Company’s operations (including as a result of acquisitions); volatility in oil and gas prices; changes in environmental and regulatory policies; the timing and outcome of the Audit Committee’s ongoing independent review of employee allegations; delays in the review and analysis of transactions necessary for the closing of its book’s for the second and third quarters of 2016 and any unanticipated expenses incurred in connection therewith; the ability of the Company to maintain continued listing of its securities on The Nasdaq Stock Market; significant competition; global economic conditions (including their impact on demand growth); and the Company’s dependence on key suppliers. For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the Securities and Exchange Commission, including the disclosures under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Contact:

Power Solutions International, Inc.

Michael P. Lewis

Chief Financial Officer

+1 (630) 451-2290

Michael.Lewis@psiengines.com

Power Solutions International, Inc.

Philip Kranz

Director of Investor Relations

+1 (630) 451-5402

Philip.Kranz@psiengines.com